Exhibit 10.4

LEASE AGREEMENT

THIS LEASE, effective as of the 1st day of March 2014, by and between The Roskamp Institute Inc., or its successors or assigns, a Florida nonprofit corporation (“Landlord”) and Star Scientific, Inc. (“Tenant”).

WITNESSETH:

1.	LEASE OF PREMISES.

Upon and subject to the terms and conditions provided herein, Landlord leases to Tenant and Tenant leases from Landlord, certain space in the office building described below.

2.	DEFINITIONS.

2.1           “Building” means the office building located at 2040 Whitfield Avenue, Sarasota, Florida 34243 and legally described as set forth on Exhibit “A” attached hereto.

2.2.          “Premises” means that portion of the Building. The Premises are depicted and highlighted on the floor plan attached as Exhibit “B”.

2.3.          “Common Areas” means that portion of the building. The common areas are depicted on the floor plan attached as Exhibit “C”.

2.4.          “Base Rental” means the sum of $2,000.00 per month, plus applicable sales tax thereon. The Base Rental due for the first month shall be deposited with Landlord by Tenant at the time of execution hereof.

2.5.          “Additional Rent” INTENTIONALLY DELETED

2.6           “Building Operating Costs” INTENTIONALLY DELETED

2.7.          “Commencement Date” means the date specified in Section 3.1 hereof.

2.8.          “Lease Term” This is a 24 month lease. Tenant may elect to continue the lessee for three additional 12 month periods by providing written notice to Landlord within sixty (60) days of the end of the initial Lease Term or any extended lease period of its intent to continue the lease for an additional 12 month period. In that event, the lease will be extended for an additional 12 month period and, subject to Tenant’s election, may be extended for a total of three additional 12 month periods. After the first 24 months or at the end of any extended lease period, if an election is not made to extend the Lease as noted above, this lease shall revert to a month-to-month lease that may be terminated by either party with a 30 day written notice. This lease shall remain in full force and effect until terminated by either party.

2.9.          “Security Deposit” means the sum of Two Thousand Dollars ($2,000.00).

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2.10.       “Common Areas” means those areas devoted to corridors, foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby and other facilities provided for the common use or benefit of Tenant generally and/or the public.

2.11.       “Service Areas” means those areas within the outside walls used for mechanical rooms, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas for the exclusive use of the tenant).

2.12.       “Net Rentable Areas” of the Premises shall mean the gross area within the inside surface of the outer glass of the exterior walls, to the mid-point of any walls separating portions of the Premises from those of adjacent areas and to the midpoint walls separating the Premises from Common Areas and service Areas, subject to the following:

Net Rentable Area shall not include any Service Areas.

Net Rentable Area shall include Tenant’s pro rata part of the Common Areas within the Building, based upon the ratio of the Net Rentable Area within the Premises to the total Net Rentable Area within the Building, both determined without regard to the Common Areas.

2.13.       “Exterior Common Areas” means the portion of the property which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and Tenants of the Building generally and the employees, invitees and licensees of Landlord and such Tenants; including, without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

2.14.       “Building Standard” means the quality, amount, level of performance, or standards, as the case may be, as established by the original Building construction.

2.15.       “Building Grades” means the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

2.16.       “Property” means the Building and the real property beneath and surrounding the Building, owned, leased or otherwise controlled by Landlord, as such property is increased or decreased from time to time by Landlord in its sole discretion, including all improvements now or hereafter located on such real property.

3.	TERM AND POSSESSION.

3.1.        Term. The term of this Lease shall be the period of time specified in Section 2.8 of the Definitions and shall commence upon execution of this Lease (“Commencement Date”). As used in this Lease, “Term” shall include the original Term and any extension thereof affected in accordance with an extension option, if any, expressly set forth herein.

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3.2.          Tenant’s Acceptance of the Premises. Tenant agrees to accept possession of the Premises with all facilities in operating order, subject to “punch list” repairs to be completed by Landlord at Landlord’s expense.

3.3.          Surrender of the Premises. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided herein, in a clean condition and otherwise in good order, condition and repair except for ordinary wear and tear, fire and casualty. Upon such expiration or termination, Tenant shall have the right to remove its trade fixtures and equipment as and to the extent permitted under Section 9.4. Tenant shall, at its expense, promptly repair any damage caused by any such removal and shall restore the Premises to the condition existing immediately prior to the removal of the items removed in accordance with the provisions set forth above in this Section 3.3.

3.4           Right to Extend. INTENTIONALLY DELETED.

3.5           Holding Over. No holding over by Tenant after expiration or earlier termination of the Term shall operate to extend the Lease. If Tenant remains in possession without Landlord’s written consent after expiration or other termination of this Lease, or if Tenant continues to occupy the Premises after termination of Tenant’s right to possession pursuant to the terms of this Lease, Tenant shall be deemed a tenant at will, and shall throughout the entire holdover period pay rent equal to one and one quarter (1-1/4) the Base Rental and Additional Rent which would have been applicable had the terms of this Lease continued through the period of such holding over by Tenant. Tenant shall indemnify Landlord against all claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) in connection with such holding over, including, without limitation, all claims by any other person or entity to which Landlord may have leased all or any part of the Premises effective upon or after expiration or termination of the Term. Acceptance of such rent by Landlord shall in no event constitute a waiver of Tenant’s default or an authorization of Tenant’s holding over nor prevent Landlord from exercising any of its other rights and remedies.

4.	BASE RENTAL.

4.1.          Tenant shall pay to Landlord during the Lease Term without any setoff or deduction whatsoever, except as provided herein, the Base Rental and all such other money as shall become due hereunder as Additional Rental, all of which are sometimes herein collectively called “Rent”.

4.2.          INTENTIONALLY DELETED

4.3.          Tenant shall pay such Rent and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time).

4.4.          If the term of this Lease commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, then the installments of Rent and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

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4.5.          Payments of rent or other amounts to be paid by Tenant hereunder received more than ten business (10) days after said payments are due will be assessed a $100.00 late fee charge, to cover Landlord’s increased processing and administrative costs associated with such late payment. Acceptance by Landlord of a payment in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way be deemed an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of rent or any other amounts to be paid by Tenant hereunder when due an event of default.

4.6.          INTENTIONALLY DELETED

4.7.          Tenant shall pay all sales taxes levied or assessed against all rent payments due under this Lease simultaneously with each rent payment required.

4.8           INTENTIONALLY DELETED

5.	BUILDING OPERATING EXPENSES.

INTENTIONALLY DELETED

6.	SECURITY DEPOSIT.

6.1.          An amount equal to two thousand Dollars ($2000.00).

7.	OCCUPANCY AND USE.

7.1.          Occupancy. Tenant shall use and occupy the Premises for the following purposes and shall not use the Premises for any other purpose except with the prior written consent of Landlord: General Office Use.

7.2.          Use of Premises. In connection with the use of the Premises, Tenant agrees to do the following:

(a)          Tenant shall use and maintain the Premises and conduct its business thereon in a safe, careful and lawful manner and in compliance with all laws, codes, ordinances, rules, regulations and orders (collectively “Laws”) of any governmental authority or agency, including without limitation those governing zoning, health, safety (including fire safety), and occupational hazards, pollution and environmental control, and handicapped accessibility, all requirements of Landlord’s insurance carrier made known to tenant, and all reasonable directions of Landlord consistently applied to all other tenants in the Building and which do not reduce Tenant’s rights hereunder.

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(b)          Tenant shall not use the Premises for any unlawful purpose or act, commit or permit any waste or damage to the Premises, or do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations but shall use reasonable efforts to cause other tenants to comply therewith.

(c)          Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s reasonable judgment, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy without agreement with the landlord. Should Tenant fail to comply with this covenant, Landlord may require that Tenant stop engaging in such activity and in any event reimburse Landlord as Additional Rent for any increase in premiums charged during the Term on the insurance carried by Landlord that is attributable to Tenant’s use of the Premises.

(d)          Tenant shall not overload the floors of the Premises beyond their designated weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly [the weight thereof, and require the removal of any equipment or furniture which exceeds the weight limit specified herein.] [No specification]

7.3.          Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises and the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be without notice or liability to Tenant:

(a)          Landlord may install such signs, advertisement or notices or tenant identification information as it shall deem necessary and proper and which were requested by Tenant.

(b)          Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted herein.

(c)          Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation, excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, and doors, during times of emergency, repairs, alterations or after regular business hours, provided that Tenant will be permitted reasonable access to the premises after regular business hours and, to the extent possible, during times of any emergency, repair or alterations.

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7.4.            Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times and with 24-hour advance notice to the Tenant’s employees at the Premises, emergencies excepted, for the purposes of examining or inspecting the Premises to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem reasonably necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise and secure the Premises upon leaving. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor. Landlord shall provide Tenant with prompt notice of any entry into Tenant’s space without its notice.

7.5.            Hazardous Waste Provisions. Tenant and Landlord shall not in any manner use, maintain or allow the use or maintenance of the Premises or Building in violation of any laws, including but not limited to those governing hazardous, toxic or infectious waste, materials and substances. The Tenant shall not use or allow the use of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste, materials or substances nor shall the Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste, materials or substances on or about the Premises or Building. Hazardous, toxic or infectious waste, materials or substances shall mean any solid, liquid or gaseous waste or emission or any combination thereof which because of its quantity, concentration or physical, chemical, or infectious characteristics may (i) cause or significantly contribute to an increase in mortality or in serious or incapacitating, irreversible illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life when used, treated, stored, transported, disposed of or otherwise managed or handled. Tenant and Landlord shall indemnify and hold harmless the other for any and all claims, loss, liability, costs, expenses or damage, including attorneys’ fees, incurred by either in connection with any breach by either Tenant or Landlord of its obligations under this Section. The provisions of this Section shall survive the termination of this Lease.

8.	UTILITIES AND OTHER BUILDING SERVICES.

8.1.           Services to be Provided. Provided Tenant is not in default and subject to interruptions beyond Landlord’s reasonable control, Landlord shall provide to Tenant the following utilities and other Building services to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use as may be required by law or directed by governmental authority:

(a)          Heating, ventilation and air-conditioning to the Premises.

(b)          Electrical current to the Premises. Tenant’s use of electrical current shall at no time exceed the capacity of the feeders to the Building or the risers or wiring installation serving the Premises. .

(c)          Electrical current in Common Areas.

(d)          Water in the Common Areas for lavatory and drinking purposes.

(e)          Washing of windows at intervals reasonably established by Landlord but not less than once annually.

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(f)          Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage. Costs are to be commercially reasonable.

(g)          Cleaning and maintenance of the Common Areas, including the removal of rubbish and the furnishing of paper towels, toilet tissue and soap.

(h)          Intentionally Deleted

(i)          Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

8.2.         Additional Services. If Tenant reasonably requests any other utilities or Building services in addition to those identified above or any of the above utilities or Building services in frequency, scope, quality or quantity greater than those which Landlord reasonably determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or Building services. In the event Landlord is able to and does furnish such additional utilities or Building services, the costs thereof shall be borne by Tenant who shall reimburse Landlord monthly for such costs as Additional Rent at the same time payments of Monthly Rent are due.

8.3.         Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Section 8.1 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s reasonable control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warranty the uninterrupted availability of such utilities or Building services and the failure, interruption or termination of the defined services in whole or in part shall not render Landlord liable in any respect, nor shall it be construed as an eviction (constructive or otherwise) of Tenant; provided, however, Tenant’s rent shall abate from the date of interruption if such interruption continues for two (2) business days or more, and Tenant shall have the right to terminate the Lease if such interruption continues for more than thirty (30) consecutive days.

8.4.       Should any of the equipment or machinery used in the provision of the Building services, for any cause, cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom, unless such interruption shall make working conditions in the Premises impracticable, at Tenant’s discretion, for more than two (2) business days.

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9.	REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES.

9.1.          Repair and Maintenance of Building. Subject to Section 9.2 and except for any repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as plumbing, heating, air-conditioning and similar equipment, in good condition and repair. Except as provided in Section 8 and Section 11 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon

9.2           Care of the Premises by Tenant. Tenant shall not commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and use expected.

9.3           Repairs and Alterations by Tenant.

(a)          Notwithstanding anything contained herein to the contrary, Landlord shall maintain the mechanical systems, including HVAC in good order and repair.

(b)          Tenant shall keep the Premises including the leasehold improvements and Tenant’s property, neat, clean and in good order and condition.

(c)          Tenant shall, at Tenants own cost and expense, repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant’s agent, employees, invitees, or visitors, and Tenant covenants and agrees to make all such repairs promptly and as may be required to restore the Building to as good a condition an it was in prior to such damage.

(d)          All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacement promptly, Landlord may, after written notice to tenant, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord’s demand therefore, as additional rent.

(e)          Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, except for Tenant’s own use, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may not be unreasonably withheld.

(f)          Tenant shall be entitled to alter the Premises with landlords written approval of design to allow for separate ingress and egress to and from the Premises apart from that provided through the common area of the property.

(g)          Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, if requested upon their initial installation, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises as Landlord may require and if Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant’s cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to its condition prior to such alternations.

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9.4.          Trade Fixtures. All of Tenant’s trade fixtures and equipment installed in the Premises may be removed by Tenant upon expiration or earlier termination of this Lease, provided that (i) Tenant at its expense shall repair any damage to the Premises and the Building caused by such removal and (ii) Tenant is not then in default under this Lease. After expiration or earlier termination of the Term, Landlord shall have the right to remove and store Tenant’s trade fixtures and equipment and to have any damage from such removal repaired, all at Tenant’s expense.

9.5.          Mechanic's Lien. Tenant shall not permit or cause the filing of any mechanic's lien against the Premises or any part of the Building or Land. In the event any mechanic's lien is filed against the Premises or any part of the Building or Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, Tenant shall cause such mechanic's lien to be discharged of record within twenty (20) days after filing by bonding or as provided or required by law or in any lawful manner. Tenant shall indemnify and save Landlord harmless from and against any and all liability, loss, cost and expense (including, but not limited to, reasonable attorneys’ fees) in connection with any such mechanic’s lien.

9.6           Graphics. Landlord shall provide and install, at Tenant’s cost, all letters or numerals at doors in the Premises. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord’s prior written consent.

This Section 9 shall survive termination or other expiration of the Lease.

10.	INSURANCE AND INDEMNIFICATION.

10.1. Tenant shall carry (at its sole expense and during the Lease Term) fire and extended coverage insurance insuring Tenant’s interest in its improvements to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, and workmen’s compensation insurance shall include Landlord as a loss payee as its interests may appear. Tenant shall also procure and maintain throughout the Lease Term a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, employees, guests, or licensees in the Premises, or other portions of the Building, or the Property, which policy or policies shall include contractual liability coverage insuring Tenant’s indemnity obligations under this Lease. Tenant shall have included in all policies of insurance obtained by it with respect to the Premises a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against. To the full extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the Building, Premises or other tangible property, or any resulting loss of income unless such loss or damage results from the negligence of Landlord, its agents, contractors or employees. All said insurance policies shall be carried with companies licensed to do business in the State of Florida, at least “A-” rated in the most recent edition of Best’s Insurance Reports, shall be otherwise reasonably satisfactory to Landlord, and shall be non-cancelable except after thirty (30) days written notice to Landlord. Duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. All policies carried by Tenant shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved by Landlord in advance in writing. Landlord agrees to carry replacement cost insurance on the Building which as is customary and reasonable.

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10.2.       Tenant hereby agrees to indemnify and hold Landlord harmless from any injury, expense, damage, liability or claim, including, but not limited to, attorney’s fees, imposed on Landlord by any person or other party, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or the Property or of any other person in or about the Building or the Property for any purpose whatsoever; or administrative or criminal action by a governmental authority, where such injury, expense, damage, liability or claim results either directly or indirectly from the occupancy or use by Tenant of the Property or the conduct of Tenant’s business thereon, the construction by Tenant or by any agent or contractor of Tenant of any Tenant Improvements or other improvements in the Premises or in the Building, the act, omission, negligence, or misconduct of Tenant, or any agents, contractors, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant, the failure to fully perform any provision of this Lease by Tenant, or any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

10.3.     Landlord hereby agrees to indemnify and hold Tenant harmless from any injury, expense, damage, liability or claim, including, but not limited to, attorney’s fees, imposed on Tenant by any person or other party, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or the Property or of any other person in or about the Building or the Property for any purpose whatsoever; or administrative or criminal action by a governmental authority, where such injury, expense, damage, liability or claim results either directly or indirectly from the occupancy or use by Landlord of the Property or the conduct of Landlord’s business thereon including the acts of any other Tenant resulting from Landlord’s negligence or willful intentional conduct, the construction by Landlord or by any agent or contractor of Landlord of any Landlord Improvements or other improvements in the Premises or in the Building, the act, omission, negligence, or misconduct of Landlord, or any agents, contractors, servants, or employees of Landlord, the failure to fully perform any provision of this Lease by Landlord, or any litigation commenced by or against Landlord to which Tenant is made a party without fault on the part of Tenant. Landlord further agrees to reimburse Tenant for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Tenant may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

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11.	CASUALTY DAMAGE.

11.1.      If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.

11.2.      If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord’s should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord or Tenant, at either’s option, may terminate this Lease by notifying the other in writing of such termination within ninety (90) days after the date of such damage.

11.3.      If Landlord or Tenant does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord’s obligation to restore shall not exceed cost of the original construction of the Building or the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

11.4.      Rent shall recommence sixty (60) days after Landlord has restored the Premises to Building Standard Improvements, or upon substantial completion of Tenant’s improvements enabling Tenant to recommence its normal business activity, whichever is later.

11.5.      Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Landlord shall allow Tenant an abatement of rent during the time the Premises are unfit for occupancy, or Tenant is unable to conduct its normal business activity, whichever is later.

11.6.      Waiver of Subrogation. Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby release each other and each other’s employees, agents customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on, or about or to the Premises, Building or Land by reason of fire or other casualty customarily insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provision of this Section.

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12.	ASSUMPTION OF RISK.

12.1.       Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability, damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises, including attorney’s fees and costs unless caused by the negligence or willful or intentional conduct of Landlord, its agents or employees.

13.	EMINENT DOMAIN.

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such to the other party. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s property and any other cause of action, so long as it does not result in any diminution of Landlord’s award.

14.	DAMAGES FROM CERTAIN CAUSES.

Landlord, except for its negligence or willful misconduct, shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, or for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises.

15.	RENTAL, PERSONAL PROPERTY AND OTHER TAXES.

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including, any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant’s liability therefore is finally determined.

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16.         ASSIGNMENT, SUBLETTING, PLEDGING OR ENCUMBERING OF LEASE.

Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of the Landlord.

17.         SALE AND CONVEYANCE OF THE BUILDING BY LANDLORD.

Landlord shall have the right to sell and convey the Building at any time during the Term of this Lease subject only to the rights of Tenant hereunder.

18.         SUBORDINATION TO MORTGAGE BY LANDLORD.

18.1.       This Lease is and shall be subject and subordinate to any mortgage, ground Lease, or other lien created by Landlord, whether presently existing or hereafter arising upon the Premises, the Building, or the Property and to any renewals, refinancing and extensions thereof.

18.2.       Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, or other lien now existing or hereafter placed upon the Premises, or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Landlord shall obtain from any such lien holder or mortgage holder, a SNDA agreement for the benefit of the Tenant.

18.3.       The terms of this Lease are subject to approval by the Landlord’s permanent lender(s), and such approval is a condition precedent to Landlord’s obligations hereunder. Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests hereunder, join with Landlord in amending this Lease so as to meet the needs and requirements of any lender that is considering making or that has made a loan secured by the Property or any portion thereof. [Discuss as to status]

18.4.       Tenant agrees that it will from time to time, within ten (10) business days after request by Landlord, execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagee(s) shall reasonably require.

18.5.       Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Building of which the Premises form a part or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Premises, attorn to the purchaser and recognize the purchaser as Landlord under this Lease. Landlord shall obtain an SNDA agreement for the benefit of Tenant.

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In no event shall any lender or purchaser acquiring the Building or Property through foreclosure, deed in lieu of foreclosure, exercise of the power of sale, or purchase from Landlord unless expressly assumed, be:

(a)          liable for any act or omission of Landlord or any prior Landlord;

(b)          liable for the return of any security deposit.

(c)          subject to any offsets or defenses that the Tenant might have had against the Landlord or any prior landlords;

(d)          bound by any payment or rent or additional rent that Tenant might have paid to Landlord or any prior landlords for more than the current month; or

(e)          bound by any amendment or modification of lease made without the lender’s or such other purchaser’s prior written consent.

18.6.        Provided that Landlord has previously notified Tenant of Lender’s[Not defined who lender is] address for notice, Tenant agrees to give prompt written notice to lender of any default by Landlord that would entitle Tenant to cancel this Lease, and agrees that notwithstanding any provision of this Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless lender has received said notice and has failed within thirty (30) days of the date of receipt thereof to cure Landlord’s default, or if the default cannot be cured within thirty (30) days, has failed to commence and diligently pursue the cure of Landlord’s default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of lender, provided that such successor shall have given written notice of Tenant of its acquisition of lender's interest in the Mortgage and designated the address to which such notices are to be sent.

18.7.       Tenant acknowledges that Landlord may execute and deliver to lender an Assignment of Leases and Rents conveying the rentals under this Lease as additional security for the loan secured by a lien on the building, and Tenant hereby expressly consents to such Assignment.

18.8.       Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

(a)          modify this Lease or any extensions or renewals thereof in such a way as to reduce the Rent, accelerate Rent payments, shorten the original term or change any renewal option;

(b)            terminate this Lease except as provided by its terms; or

(c)            tender or accept a surrender of this Lease or make prepayment in excess of one month of rent thereunder.

18.9.       Tenant agrees to certify in writing to Lender, upon request, whether, or, not any default on the part of Landlord exists and the nature of any such default.

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18.10.      The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of Lender or Tenant. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions.

18.11.      If Tenant should fail to execute any subordination or other agreement required by this Section, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.

19.	EVENTS OF DEFAULT/REMEDIES.

19.1.        Events of Default by Tenant. The happening of any one or more of the following listed events (Events of Default) shall constitute a breach of this Lease by Tenant:

(a)          The failure of Tenant to pay any rent or any other sums of money due hereunder and such failure continues for a period of five (5) business days after the last date on which such sum is due;

(b)          The failure of Tenant to comply with any material provision of this Lease.

(c)          The taking of the leasehold on execution or other process of law in any action against Tenant;

(d)          The failure of Tenant to accept the Premises, and to make timely rental payments;

(e)          Tenant becoming insolvent or unable to pay its debts as they become due, or Tenant’s notification to Landlord that it anticipates either condition;

(f)          Tenant taking any action to, or notifying Landlord that Tenant intends to, file a petition under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States, or any state; or, the filing of a Petition against Tenant under any such statute or Tenant, or, any other creditor of Tenant notifying Landlord that it knows such a Petition will be filed; or the Tenant’s notification to Landlord that it expects such a Petition to be filed;

(g)          The appointment of a receiver or trustee for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

19.2.       Landlord’s Remedies for Tenant Default. Upon the occurrence of any event or events of default by Tenant, whether enumerated in Section 19.1 or not, Landlord shall have the option, after ten (10) business days written notice to Tenant and Tenant has not cured said Default or have an additional 30 days within which to cure such default (monetary defaults excepted) or be making a good faith effort to cure if additional time may be necessary, at Landlord’s election, to pursue any one or more of the following remedies:

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(a)          Landlord may cancel and terminate this Lease and dispossess Tenant and recover all arrearages in rent through the date of termination. Additionally, Tenant agrees to indemnify Landlord for all loss, costs, damage or expense, including but not limited to, reasonable attorneys’ fees, which Landlord may suffer from reason of such termination, whether through inability to relet the Premises or through decrease in rent, or otherwise;

(b)          Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

19.3.       Events of Landlord Default.

(a)          If Tenant asserts that Landlord has failed to meet its obligations under this Lease, Tenant shall give written notice (Notice of Default), to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice to Default to any mortgage holder, (provided that Tenant has been previously advised of the identity and address of the mortgage holder by Assignment of Rents or otherwise).

(b)          If Landlord has not begun and pursued with reasonable diligence the cure of any failure to meet its obligation under this Lease within thirty (30) days of receipt of the Notice of Default, then Landlord shall be in default.

(c)          If Landlord shall have failed to cure such default within the time set forth above, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured with that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, including, but not limited to, commencement of foreclosure proceedings if necessary to effect such a cure, in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

(d)          Except as provided in Section 8.3 of this Lease, Tenant shall not have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease so long as Tenant is able to conduct its normal business operation, or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages or an injunction or both.

19.4.       Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default or breach of the Lease shall be deemed to be a waiver of any other default or breach. The remedies of Landlord under this Lease shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided at law or in equity. The exercise of any one such right or remedy by Landlord shall not impair its standing to exercise any other right or remedy.

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19.5         Attorneys’ Fees. If either Landlord or Tenant brings suit against the other to recover any sums owed under this Lease or to otherwise enforce compliance with the terms, covenants and conditions of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and other costs and expenses incurred by such party in connection with such suit regardless of whether such suit is prosecuted to judgment. As used herein, “prevailing party” shall mean, in the case of a claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

20.	NOTICES.

(a)          The Tenant shall pay the rent and shall forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

The Roskmap Institute

Attn: James Humphrey, COO

2040 Whitfield Ave

Sarasota, FL 34243

(b)          The Landlord shall forward all notices to Tenant at the following address (or at such other placed as Tenant may hereafter designate in writing):

Star Scientific, Inc.

4470 Cox Road

Suite 110

Glen Allen, VA 23060

(c)          Any notice provided for in this Lease shall be effective upon receipt, and unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail, postage prepaid and certified and addressed to the party to be notified with return receipt requested, or by delivering the same in person to an officer of such party, or by use of recognized overnight delivery services.

(d)          Notice deposited in the mail in the manner herein above shall be effective upon receipt, unless such mail is unclaimed, in which event notice shall be effective five (5) days after the date of mailing.

21.	MISCELLANEOUS GENERAL PROVISIONS.

21.1.      Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant’s business except as provided in this Lease.

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21.2.      Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding, pursuant to the provisions of Section 8.3.

21.3.      Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Florida.

21.4.      Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

21.5.      Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

21.6.      Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

21.7.      Time and Consent. Time is of the essence of this Lease and each and all of its provisions. Whenever the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld unless stated otherwise herein.

21.8.      Construction. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. All references in this Lease to articles or sections are to articles or sections contained in this Lease unless a different document is expressly specified. All exhibits hereto are incorporated herein by reference and made a part hereof with the same effect as if set out in full herein.

21.9.      Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

21.10.    Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

21.11     Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.

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21.12.    Force Majeure. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation hereunder, when such delay is occasioned by causes beyond its reasonable control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slow-downs or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots. Said obligation to pay rent shall be determined as provided in Section 8.3 of this Lease.

21.13.    Quiet Enjoyment. Landlord agrees that if Tenant performs all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Term of this Lease, have the peaceable and quiet enjoyment of the Premises without any manner of hindrance from Landlord or any persons claiming under Landlord.

21.15.    Definitions. The definitions set forth in Section 2 are hereby made part of this Lease.

21.16.   Exhibits. Exhibits “A”, “B” are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit Number	Description

“A”	Building Legal Description
“B”	Premises Floor Plan
“C”	Common Areas

21.17.      Landlord’s Alterations. Landlord has the right to make changes in and about the Building and the Property, and all improvements located thereon, including without limitation the parking areas, signs, entrances, and the address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building. Tenant agrees that:

(a)          Landlord shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work, and

(b)          Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant’s business at the Premises (provided that Tenant is not denied access to said Premises and that such work does not unreasonably prevent Tenant from conducting its business in the Premises) which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovations at the Building. Landlord will use its best efforts not to interfere with Tenant’s ability to conduct its business.

The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord’s actions pursuant to this Section so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises.

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21.18.     Radon Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

21.19.      Cable. Tenant may, at its sole cost and expense, install cable TV wiring in the Premises. The location and method of installation shall be approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned.

21.20.      Americans With Disabilities Act. In the event that the Premises or Building do not comply with the Americans with Disabilities Act of 1990 at the time of delivery to Tenant, it will be the Landlord’s responsibility to bring the Premises and Building into compliance at Landlord’s expense.

21.21.      Hazardous Materials.

(a)          To the best of Landlord’s knowledge, no hazardous waste or hazardous substances (as defined under federal law or by the laws of the state or municipality in which the Building is located, and including but not limited to asbestos and petroleum related products) (“Hazardous Materials”) have been generated, treated, stored, disposed of or deposited in the leased space as defined in exhibit “B”. Landlord has not received a summons, directive, notice or other communication, written or oral, from any federal, state or local environmental protection or similar body or any other person concerning (i) any alleged violation of any environmental law or regulation at the Building; or (ii) any investigation or request for information relating to the handling, packaging, transportation, treatment, storage or disposal of Hazardous Materials on-site or when transported off-site.

(b)          Landlord covenants and agrees to indemnify, protect and save Tenant, its employees, agents, officers, directors, shareholders and partners, harmless against and from any and all damages and liabilities of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements), known or unknown, foreseen or unforeseen, which may at any time be imposed upon, incurred by or asserted or awarded against Tenant, its employees, agents, officers, directors, shareholders and partners, or the Building or any portion thereof and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Building; introduced by, present on, in or under all or any portion of the Premises or Building, from anytime prior to acquiring the Building, or on behalf of, Landlord. This indemnity shall survive the expiration or earlier termination of this Lease. Landlord represents and warrants there are no Hazardous Materials on, in, under or about the leased space as defined in exhibit “B”.

(c)          Tenant covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages and liabilities of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements), known or unknown, foreseen or unforeseen, which may at any time be imposed upon, incurred by or asserted or awarded against Landlord or the Building or any portion thereof and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Building, introduced by, or on behalf of, Tenant.

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22.	SIGNAGE.

Tenant shall be entitled to have its name included in any directory of tenants displayed by Landlord in any Common Area and to have signage referencing Tenant’s name displayed in a reasonable manner immediately adjacent to the Tenant’s entrance to the Premise.

23.	PARKING.

Landlord shall provide during the term of this Lease and all extensions or renewals thereof, at no additional cost to Tenant, non-reserved parking spaces for use of Tenant, its officers, employees, agents and invitees in the parking lot on the Land.

24.	RIGHT OF FIRST REFUSAL.

INTENTIIONALLY DELETED

25.	NON-COMPETE.

INTENTIONALLY DELETED

26.	MOLD.

Should the presence of mold in the Premises or Building result in a condition where Tenant is unable to conduct its normal business, rent payments shall be abated until Tenant is able to recommence its normal business. Landlord shall be responsible for actions required to remedy the condition. Provisions of Section 8.3 shall apply.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above.

LANDLORD:

The Roskamp Institute Inc.

Date: March 13, 2014	/s/ James Humphrey
James Humphrey, COO

TENANT:

Star Scientific, Inc.

Date: March 13, 2014	/s/Christopher C. Chapman
Christopher C. Chapman, President

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EXHIBIT “A”

BUILDING LEGAL DESCRIPTION

HE N 247 FT OF THE FOL DESC PROP; BEG AT NE COR OF NW1/4 OF SEC 30, TWN 35 RNG 18; TH S 00 DEG 26 MIN 23 SEC E ALG E LN OF SD NW1/4 OF SEC 30, 30.00 FT TO INTERSEC OF S R/W OF WHITFIELD AVE & E R/W OF A 50 FT WIDE CO RD EASMT; TH W, PARALLEL TO N LN OF SD SEC 30 AND 30.00 FT THEREFROM 50.00 FT TO INTERSEC OF W R/W OF SD CO RD EASMT AND THE S R/W OF SD WHITFIELD AVE FOR A POB; TH CONT W, ALG SD S R/W OF SD WHITFIELD AVE, PARALLEL TO N LN OF SD SEC 30, AND 30.00 FT THEREFROM 308.00 FT; TH S 00 DEG 26 MIN 23 SEC E, PARALLEL TO SD E LN OF NW1/4 OF SEC 30, 595.48 FT; TH E, PARALLEL TO N LN OF SD SEC 30, 308.00 FT TO THE INTERSEC OF SD LN AND THE W R/W OF SD CO RD EASMT; TH N 00 DEG 26 MIN 23 SEC W ALG SD W R/W, 595.48 FT TO THE POB, BEING AND LYING IN NE1/4 OF NW1/4 OF SEC 30, TWN 35, RNG 18 (AS DESC IN ORB 887 P 1857) PRMCF (1815/3730) PI#19784.1000/7

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EXHIBIT “B”

PREMISES FLOOR PLAN

1

2

EXHIBIT “C”

Common Area floor Plan

1

2